                                                                    Exhibit 99.1

Thursday May 30, 4:02 pm Eastern Time
Press Release

SOURCE: Peerless Systems Corporation

                PEERLESS SYSTEMS REPORTS PROFIT IN FIRST QUARTER

Selected Quarterly Highlights:

..  First quarter revenues grew 28 percent year-over-year and 7 percent sequentially over the fourth quarter
..  Strong year-over-year first quarter gross margin improvement to 58.9 percent from 50.4 percent
..  One $2 million license agreement reported for the first quarter
..  Cash and investments balance of $16.9 million at April 30, 2002

El Segundo, Calif., May 30, 2002 - Peerless Systems Corporation (Nasdaq: PRLS), a provider of software-based embedded imaging and networking systems to the digital document markets, today reported earnings for its first quarter of fiscal year 2003.

First Quarter of Fiscal 2003 Results
For the first quarter ended April 30, 2002, consolidated revenues were $8.6 million, a 28 percent increase from revenues of $6.7 million reported for the same quarter of the prior fiscal year, and a sequential increase of 7 percent over revenues of $8.0 million reported in the previous quarter. The increase from the year-ago first fiscal quarter and from the prior sequential quarter was due primarily to higher licensing fees.

A new license agreement totaling $2 million in revenue was signed in the first quarter, all of which was required to be recognized as revenue in the first quarter. Subsequent to April 30, 2002, there was an additional license agreement entered into for $1.2 million. The Company believes that amounts similar to the $1.2 million will be agreed to for the third and fourth quarters also. As of April 30, 2002, not including the $1.2 million entered into subsequent to April 30, 2002, the Company has $4.3 million in signed license agreements that will be recognized over the following six quarters. Additionally, the Company had a design win and design change orders totaling $0.9 million and new maintenance agreements totaling $0.1 million during the first quarter of fiscal year 2003. The Company's engineering services contract backlog was $1.5 million as of April 30, 2002, compared to $0.5 million as of January 31, 2002, and $2.7 million as of April 30, 2001.

Gross margin for the first quarter improved to 58.9 percent from 50.4 percent for the same quarter of the previous fiscal year, and decreased from 68.4 percent in the fourth quarter of fiscal year 2002. The improvement in gross margin year-over-year is attributable primarily to the improved margins on the Company's engineering services efforts resulting from the high level of OEM requested design changes for projects that were nearing completion. The sequential decrease was due to first quarter licensing revenues containing a lower level of Peerless technology, resulting in proportionately higher product licensing costs.

The Company decreased first quarter research and development expenses 25 percent to $2.5 million, or 29.1 percent of revenue, from the previous sequential quarter's expenses of $3.3 million, or 41.4 percent of revenues. The decrease on a dollar basis was primarily a result of the divestiture of the Company's Netreon storage operation, and on a percentage basis, a result of leveraging lower expense dollars over a larger revenue base. Sales and marketing expenses in the first fiscal quarter were $1.1 million, or 12.7 percent of revenues, lower than the previous fiscal quarter's $1.6 million, or 19.8 percent of revenues. The decrease was due primarily to the absence of expenses of Netreon in the first quarter. General and administrative expenses for the quarter were $1.3 million, or 14.9 percent of revenues, which increased from $0.7 million, or
8.7 percent of revenues, reported for the previous quarter of fiscal year 2002. The previous quarter was lower as a result of insurance policy reimbursement of legal expenses incurred in prior periods and the reduction of compensation expense associated with the accrual of management bonuses. During the first quarter, the Company reduced headcount by ten to bring staffing in line with its business plan going forward. Additionally, the annual salaries of seven executive officers were each reduced by 10%. The Company granted additional stock options to these executive officers, further tying management's compensation to the success of the Company.

Net income for the first quarter of fiscal year 2003 was $0.6 million, or $0.04 per share, which includes a $0.3 million credit provision for income taxes. The credit was a result of recent changes in the tax code that allowed the Company to carry-back losses to obtain a tax refund of $0.6 million. The net profit compares to a net loss of $3.3 million, or $0.22 per share, for the first quarter of fiscal year 2002. Sequentially, the Company's net income compared with a net loss of $2.5 million, or $0.16 per share, in the fourth quarter of fiscal year 2002. The fourth quarter loss includes $2.3 million in loss and expenses incurred in connection with the January 29, 2002, divestiture of Netreon. On a pro forma basis, excluding the storage operating results and the loss from the divestiture of the storage operations, the Company generated a $1.6 million after-tax profit for the fourth quarter of fiscal year 2002.

Commenting on first quarter achievements, Howard Nellor, President and Chief Executive Officer of Peerless Systems Corporation, said, "We are very pleased with our ability to earn an operating profit for two consecutive quarters from our imaging business while executing the turnaround. Our revenues grew sequentially, mostly as a result of agreements from previous periods and from the constant push to close new product licensing opportunities. We also recognize that based on the timing of licensing revenues, we anticipate that there will be a sequential decrease in revenues in the second and third quarters that will make it more difficult to earn a profit in those quarters. We are continuing to develop our high performance color architecture on schedule, and we plan to demonstrate significant progress to our customers in June. In the fall, Peerless expects to demonstrate these capabilities on actual print engines. We continue to be focused on improving and leveraging our core imaging business, and on returning to sustained profitability."

On April 30, 2002, days sales outstanding (DSO) for receivables and unbilled were 29, compared to DSOs of 61 at January 31, 2002. The improvement was a result of a timing of license payments and collection efforts. As of April 30, 2002, the Company had total assets of $25.3 million, including cash and investments of $16.9 million compared to $14.7 million as of January 31, 2002. Stockholders' equity totaled $16.6 million as of April 30, 2002.

Performance Highlights of First Quarter of Fiscal Year 2003

.. The Company determined during the first quarter that it can demonstrate high speed rendering of complex color images in a virtual print engine environment. In that vein, Peerless Systems will be demonstrating its high performance color architecture to a number of its customers next month, each of which has expressed a high level of interest in this technology.

.. Seven evaluation agreements to test MagicPrint(TM) hospitality software were signed during the first quarter. The MagicPrint technology is also under evaluation for use in the "wireless" marketplace to provide users of mobile handheld devices, cell phones, PDAs, and computers the ability to easily print documents and attachments.

.. Since the signing last quarter of a "Co-Development Agreement" with WeSoftware, Ltd. (WeSoft), an embedded software engineering company located in Hong Kong, progress has been made on WeSoft's initial sale of imaging software, expected to occur in the second quarter of fiscal year 2003. WeSoft and the Company are currently working with OEMs in the People's Republic of China to apply Peerless technology in their product offerings.

Guidance

Due to the divestiture of Netreon, the Company expects to experience a decrease in operating expenses of about 30 percent in fiscal 2003 from the levels experienced during fiscal 2002. This expense reduction is an important goal in the Company's strategy to return to sustained profitability. However, the Company anticipates that its gross margins will decline as a result of a decreasing level of higher-margin engineering services revenue. As noted above, the Company expects it will experience sequential revenue declines in the second and third quarters of fiscal year 2003, due to the timing of licensing revenues and the decrease in the level of engineering services with the completion of several turnkey efforts. Peerless Systems projects that it will not return to profitability again until at least the fourth quarter of fiscal year 2003.

Peerless Systems Conference Call

Company management will hold a conference call to discuss its first quarter of fiscal 2003 results today at 5:00 p.m. Eastern and 2:00 p.m. Pacific. Investors are invited to listen to the call live via the Internet at www.peerless.com. Please go to the Web site at least fifteen minutes early to register, download, and install any necessary audio software. A replay of the Webcast will be available for 30 days.

About Peerless Systems Corporation

Peerless Systems Corporation, headquartered in El Segundo, California, is a provider of software-based embedded imaging and networking systems to original equipment manufacturers of digital document products. Digital document products include printers, copiers, fax machines, scanners and color products, as well as multifunction products that perform a combination of these imaging functions. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an embedded imaging system. Embedded networking systems supply the core software technologies to digital document products that enable them to communicate over local area networks and the Internet.

For more information, visit the Company's Web site at www.peerless.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

This Release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements prompted by, qualified by or made in connection with such words as "anticipates," "are expected," "be able to demonstrate," "expects to," "has expressed a high level of interest," "expected to continue," "expected to decline," "expected to occur," "it is expected that," "looking forward to moving along our high performance color architecture," "new," "on returning to sustained profitability," "projects," "will not return to profitability," "until at least the fourth quarter of the fiscal year ending January 31, 2003," "will be agreed," "will be demonstrating," "will be demonstrated," "will be a sequential decrease," "will be recognized," "will detract," "will experience," "will not return," and words of similar substance signal forward-looking statements. Likewise, the use of such words in connection with or related to any discussion of or reference to the Company's future business operations, opportunities or financial performance sets apart forward-looking statements.

In particular, statements regarding the Company's outlook for future business, financial performance and growth, including revenue and cash balances, both quarterly, annually and from specific sources, profit, spending, including spending on research and development efforts, costs, margins and the Company's cash position, as well as statements regarding expectations for the embedded imaging market, new product development and offerings, customer demand for the Company's products and services, market demand for products incorporating the Company's technology, future prospects of the Company, and the impact on future performance of organizational and operational changes; all constitute forward-looking statements.

These forward-looking statements are just estimations based upon the information available to the Company at this time. Thus they involve known and unknown risks and uncertainties such that actual results could differ materially from those set forth in the forward-looking statements made in this Release. Risks and uncertainties include, but are not limited to: a) changes in the marketplaces in which the Company offers its products; b) the failure of Peerless' business strategy for the rendering complex color images on a high speed virtual engine (high performance color architecture) to produce the desired financial results;
c) the failure of Peerless to maintain its margins due to changes in its business model in reaction to competitive pressures; d) the delay in or the non-acceptance by the market of new product and technology offerings; e) the inability of the Company to retain and attract the technical talent to compete effectively in the marketplace for imaging; f) the failure of Peerless' markets to achieve anticipated growth rates; g) unfavorable economic conditions resulting in decreased demand for original equipment manufacturers' ("OEMs") products using Peerless' technology, making it difficult for the Company to obtain new licensing agreements; h) OEM's determinations not to proceed with development of products using Peerless' current and new technology and product offerings due to, among other things, changes in the demand for anticipated OEM products, age of Peerless' technology, concerns about Peerless' financial position and Peerless' competitors offering alternative solutions; i) the lack of acceptance of Peerless' Internet printing technology by users in the hospitality markets; j) Peerless' competitors coming to market with new products or alternative solutions that are superior or available at a lower cost or earlier than anticipated or believed to be possible; k) the markets in imaging and networking may not grow to anticipated levels; l) the costs associated with the development and marketing of products for imaging and networking may be higher than currently forecasted; m) an unfavorable outcome to the class action lawsuit presently being litigated; n) changes in demand for the Company's products and services based on market conditions and the competitiveness of Peerless' products from both technological and pricing perspectives; o) the Company's inability to maintain or further improve operating efficiencies or to further streamline operations; p) the impact on the Company's financials of any future need to expand the organization to meet customer or market demands; q) continuing unfavorable world-wide economic conditions exacerbated by the terrorist attacks on the worldwide business and the financial infrastructure; and r) other factors affecting Peerless' business and the forward-looking statements set forth herein, which risks and uncertainties as described more fully from time to time in Peerless' public filings with the Securities and Exchange Commission, including but not limited to the Company's most recent Annual Report on Form 10-K dated January 31, 2002 and filed on or about May 1, 2002, in the Section called Risks and Uncertainties at pages 28 through 38, inclusive.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.

                          PEERLESS SYSTEMS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                           -------------------------------------------
                                                                       Three Months Ended
                                                                           April 30,
                                                           -------------------------------------------
                                                                    2002                   2001
                                                           --------------------  ---------------------

Revenues:
    Product licensing                                      $  6,874      79.9%     $  4,378      65.3%
    Engineering services and maintenance                      1,692      19.7%        1,806      26.9%
    Other                                                        33       0.4%          520       7.8%
                                                           --------                --------
        Total revenues                                        8,599     100.0%        6,704     100.0%
                                                           --------                --------

Cost of revenues:
    Product licensing                                         2,542      29.6%        1,563      23.3%
    Engineering services and maintenance                        971      11.3%        1,448      21.6%
    Other                                                        20       0.2%          315       4.7%
                                                           --------                --------
        Total cost of revenues                                3,533      41.1%        3,326      49.6%
                                                           --------                --------
        Gross margin                                          5,066      58.9%        3,378      50.4%
                                                           --------                --------

Operating expenses:
    Research and development                                  2,502      29.1%        3,294      49.1%
    Sales and marketing                                       1,091      12.7%        1,195      17.8%
    General and administrative                                1,281      14.9%        2,008      30.0%
                                                           --------                --------
        Total operating expenses                              4,874      56.7%        6,497      96.9%
                                                           --------                --------
Income (loss) from operations                                   192       2.2%       (3,119)    -46.5%
Interest income, net                                            110       1.3%          253       3.8%
                                                           --------                --------
Income (loss) before income taxes                               302       3.5%       (2,866)    -42.8%
Provision (benefit) for income taxes                           (276)     -3.2%          393       5.9%
                                                           --------                --------
        Net income (loss)                                  $    578       6.7%     $ (3,259)    -48.6%
                                                           ========                ========

Income (loss) per share - basic                            $   0.04                $  (0.22)
                                                           ========                ========
Income (loss) per share - diluted                          $   0.04                $  (0.22)
                                                           ========                ========

Weighted average common shares outstanding - basic           15,395                  15,007
                                                           ========                ========
Weighted average common shares outstanding - diluted         15,825                  15,007
                                                           ========                ========

                          PEERLESS SYSTEMS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)



                                                                   April 30,          January 31,
                                                                     2002                 2002
                                                                 ------------        -------------
                                                                  (Unaudited)

                           ASSETS
Current assets:
      Cash and cash equivalents                                   $   13,272         $     11,030
      Short-term investments                                             304                  508
      Trade accounts receivable, net                                   2,233                5,158
      Unbilled receivables                                               552                  160
      Prepaid expenses and other current assets                          890                  537
                                                                  ----------         ------------
           Total current assets                                       17,251               17,393
Investments                                                            3,362                3,116
Property and equipment, net                                            3,712                4,038
Income taxes receivable                                                  587                    -
Other assets                                                             430                  387
                                                                  ----------         ------------
      Total assets                                                $   25,342         $     24,934
                                                                  ==========         ============

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                            $      602                  742
      Accrued wages                                                      450                1,033
      Accrued compensated absences                                       635                  675
      Other current liabilities                                        3,555                2,482
      Deferred revenue                                                 1,578                1,827
                                                                  ----------         ------------
           Total current liabilities                                   6,820                6,759
Other tax liabilities                                                  1,790                2,060
Deferred rent                                                            121                  121
                                                                  ----------         ------------
      Total liabilities                                                8,731                8,940
                                                                  ----------         ------------

Stockholders' equity:
      Common stock                                                        15                   15
      Additional paid-in capital                                      48,828               48,789
      Accumulated deficit                                            (32,119)             (32,697)
      Treasury stock                                                    (113)                (113)
                                                                  ----------         ------------
           Total stockholders' equity                                 16,611               15,994
                                                                  ----------         ------------
           Total liabilities and stockholders' equity             $   25,342         $     24,934
                                                                  ==========         ============


                                      # # #
--------------------
Contact:
     Peerless Systems Corporation
     William Neil, 310/297-3146
              or
     FRB/Weber Shandwick
     James Hoyne, 310/407-6546 (General Information)
     Tricia Ross, 310/407-6540 (Investor/Analyst Information)